UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Date of report / (Date of earliest event reported)

August 22, 2006

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

American Enterprise Development Corporation
(Name of small business issuer in its charter)

Texas
(State or other jurisdiction of incorporation or organization)

Commission File Number:  333-73872

76-0649310

(I.R.S. Employer Identification No.)

1240 Blalock Rd., Ste. 150, Houston, Texas
(Address of principal executive offices)

77055
(Zip Code)

Issuer's telephone number (713) 266-3700

CURRENT REPORT

FORM 8-K

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 22, 2006, Registrant's certifying accountant, Harper & Pearson Company, P.C., resigned and on August 31, 2006  the firm of Malone & Bailey, PC was engaged as the Registrant’s new certifying accountant for the period ending December 31, 2006.

Other than providing a going concern qualification each year, the audit reports of Harper & Pearson Company P.C. from the year December 31, 2002 to December 31,, 2005 did not contain any adverse opinion or disclaimer of opinion, and was not modified as to any other uncertainty, audit scope or accounting principles.

The decision to   accept the resignation of Harper & Pearson Company, P.C. and to engage new auditors was approved by the Board of Directors. From December 31, 2002 year end period through the period June 30, 2006 there were no disagreements between Harper & Pearson Company, P.C. and the company on any matter of accounting principles or practices, financial statement disclosure, or auditing scopes or procedures.

Registrant has provided Harper & Pearson Company, P.C., a copy of the disclosure made in response to this item which has been  incorporated herein by this reference as Exhibit 99  and has requested that Harper & Pearson Company, P.C. provide a letter  addressed to the  United States Securities and Exchange Commission  confirming their agreement with the disclosures contained herein. Pursuant to our request,  Harper & Pearson Company, P.C. has provided. the  letter  attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Enterprise Development Corporation

___//s// Carey Kent Williams__________

Cary Kent Williams, President